Exhibit 32.1

In connection with the quarterly report on Form 10-Q for the quarterly period ended September 30, 2026 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Jason T. Liberty, Chairman of the Board and Chief Executive Officer, and Naftali Holtz, Executive Vice President and Chief Financial Officer, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.

Date:	October 27, 2026

		By:	/s/ Jason T. Liberty
Jason T. Liberty
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Naftali Holtz
Naftali Holtz
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)